Exhibit 99.1

June 3, 2014

Insulet Announces Public Offering of Convertible Senior Notes

BEDFORD, MA – (Marketwired) – 06/03/14 – Insulet Corporation (NASDAQ: PODD) today announced its intention to offer, subject to market and other conditions, $175 million principal amount of convertible senior notes due 2019 (the “notes”) pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”) today. Insulet also intends to grant the underwriter an option to purchase up to an additional $26.25 million principal amount of notes to cover over-allotments, if any.

Insulet intends to use the net proceeds from the notes offering for general corporate purposes, which may include financing redemptions, repurchases and / or the settlement of conversions of Insulet’s existing 3.75% convertible senior notes due 2016.

J.P. Morgan Securities LLC is acting as the sole book-running manager for the notes offering.

J. Wood Capital Advisors LLC and Perella Weinberg Partners LP are acting as financial advisors for the notes offering.

This press release will not constitute an offer to sell or a solicitation of an offer to buy any securities nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The issuer has filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this communication relates. The offering of notes will be made only by means of a prospectus and any issuer free writing prospectus that we may authorize in connection therewith. Before you invest, you should read these documents and any other document Insulet has filed with the SEC and incorporated therein for more complete information about Insulet and the offering. You may retrieve these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov. Alternatively, copies of the offering documents can be obtained by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling 1-866-803-9204.

About Insulet Corporation

Through its OmniPod Insulin Management System, Insulet seeks to expand the use of insulin pump therapy among people with insulin-dependent diabetes. Insulet’s subsidiary, Neighborhood Diabetes, is a leading distributor for diabetes products and supplies, delivered through a high touch customer service model.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Federal securities laws, including with respect to the intended use of proceeds from the notes offering. These forward-looking statements are based on Insulet’s current expectations and beliefs concerning future developments and their potential effects on it. There can be no assurance that future developments affecting it will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that Insulet is unable to sell the notes on the terms expected or in the amount described above, or at all, because of market conditions or otherwise. In addition, Insulet may be unable to sell the notes on the terms or in the amount described above, or at all, as the result of the materialization of any of the risks and uncertainties described in the section entitled “1A. Risk Factors” in Insulet’s Annual Report on Form 10-K, which was filed with the SEC on February 28, 2014, as well as the additional risks included or incorporated by reference in the prospectus related to the notes. Should one or more of these risks or uncertainties materialize, or should any of Insulet’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Except as required by law, Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

Investor Relations Contact:

Insulet Corporation

877-PODD-IR1 (877-763-3471)

Source: Insulet Corporation